  As filed with the Securities and Exchange Commission on September 23, 1999
                                                           Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                             NOVAMED EYECARE, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                        36-4116193
  (State or other jurisdiction                     (IRS Employer Identification
of incorporation or organization)                             Number)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611, (312) 664-4100
          (Address of Principal Executive Offices including Zip Code)

      NovaMed Eyecare, Inc. 1999 Amended and Restated Stock Purchase Plan
        NovaMed Eyecare, Inc. Amended and Restated Stock Incentive Plan
                             (Full title of plans)

                               Stephen J. Winjum
         Chairman of the Board, President and Chief Executive Officer
980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611, (312) 664-4100
           (Name, address and telephone number of agent for service)

                                  Copies to:
                          Steven V. Napolitano, Esq.
                             Jeffrey R. Patt, Esq.
                             Katten Muchin & Zavis
                      525 West Monroe Street, Suite 1600
                         Chicago, Illinois  60661-3693

                             --------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                      Proposed maximum      Proposed maximum
                                                                       offering price      aggregate offering         Amount of
Title of securities to be registered    Amount to be registered (1)      per share                price          registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
(1999 Stock Purchase Plan)..........          400,000 shares            $9.5313 (2)          $ 3,812,520 (2)           $1,060
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
 (Stock Incentive Plan).............         5,023,483 shares           $3.5076 (3)          $17,620,369 (3)           $ 4,899
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
 (Stock Incentive Plan).............         1,228,317 shares           $9.5313 (2)          $11,707,458 (2)           $ 3,255
------------------------------------------------------------------------------------------------------------------------------------
Total...............................         6,651,800 shares                                $33,140,347               $ 9,214
====================================================================================================================================

(1) This registration statement also covers an indeterminate number of shares of NovaMed Eyecare, Inc. Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions. Includes associated rights (the "Rights") to purchase 1/1000 of a share of Series E Junior Participating Preferred Stock, par value $.01 per share, of NovaMed Eyecare, Inc. Common Stock. Rights initially attached to and trade with NovaMed Eyecare, Inc. Common Stock. The value attributable to such Rights, if any, is reflected in the market price of the NovaMed Eyecare, Inc. Common Stock.
(2) Based upon the high and low sales prices of NovaMed Eyecare, Inc. Common Stock as reported on the Nasdaq National Market on September 21, 1999;
    these amounts are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act.
(3) Based upon the weighted average exercise price for the options granted under such plan; these amounts are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.
================================================================================

                                 PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of this registration statement on Form S-8 (the "Registration Statement") is currently included in the prospectuses for the NovaMed Eyecare, Inc. 1999 Amended and Restated Stock Purchase Plan and the NovaMed Eyecare, Inc. Amended and Restated Stock Incentive Plan, as amended (collectively, the "Plans"), and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by NovaMed Eyecare, Inc. (the "Company") with the Commission are incorporated by reference in this Registration Statement:

     (a) The Company's prospectus filed pursuant to Rule 424(b) on August 18, 1999.

     (b) The description of the common stock and the preferred stock purchase rights contained in the Company's Registration Statement on Form 8-A (Registration No. 000-26625) filed on July 8, 1999, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all amendments thereto and reports filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

     The Company hereby undertakes to provide without charge to each person who has received a copy of any of the prospectuses to which this Registration Statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference). Written or telephone requests for such copies should be directed to the Company's principal executive office: NovaMed Eyecare, Inc., 980 North Michigan Ave., Suite 1620, Chicago, Illinois 60611, Attention: John W. Lawrence, Jr., corporate counsel, at (312) 664-4100 or jlawrence@novamed.com.

Item 4.  Description of Securities.

        Not Applicable

Item 5.  Interests of Named Experts and Counsel.

     The law firm Katten Muchin & Zavis and some of the individual attorneys of the firm, including Steven V. Napolitano, who serves as one of the Company's directors, beneficially own shares of the Company's common stock.

Item 6.  Indemnification of Directors and Officers.

     As permitted by the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation contains provisions that eliminate the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of their fiduciary duty as a director, except for liability for:

     . any breach of their duty or loyalty to the Company or its stockholders

          * acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

          * unlawful payments of dividends or unlawful stock repurchases or redemptions

          * any transaction from which the director derived an improper personal benefit

     The Company's Amended and Restated Certificate of Incorporation also contains provisions that require the Company to indemnify its directors and permit the Company to indemnify its officers and employees to the fullest extent permitted by Delaware law, including circumstances where indemnification would be discretionary. The Company is not obligated to indemnify a person:

          * with respect to proceedings, claims or actions initiated or brought voluntarily by the person and not by way of defense

          * for any amounts paid in settlement of an action indemnified against by the Company without the Company's prior written consent

     The Company has obtained directors' and officers' liability insurance and has entered into indemnity agreements with each of its directors and some of its officers providing for this indemnification. The Company believes these measures are essential to attracting and retaining qualified persons as directors and officers.

Item 7.  Exemption from Registration Claimed.
        Not Applicable

Item 8.  Exhibits.
        4.1 NovaMed Eyecare, Inc. 1999 Amended and Restated Stock
            Purchase Plan.

        4.2 NovaMed Eyecare, Inc. Amended and Restated Stock Incentive Plan.

        4.3 Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, as amended (Registration Statement No. 333-79271).

        4.4 Bylaws of the Company, incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, as amended (Registration Statement No. 333-79271).

        4.5 Specimen stock certificate representing Common Stock, incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1, as amended (Registration Statement No. 333-79271).

        4.6 Rights Agreement of the Company, incorporated by reference to
            Exhibit 4.2 of the Company's Registration Statement on Form S-1, as amended (Registration Statement No. 333-79271).

        5 Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock being offered under the Plans

       23.1 Consent of Arthur Andersen LLP

       23.2 Consent of Katten Muchin & Zavis (contained in its opinion to be filed as Exhibit 5 hereto)

       24 Power of Attorney (included on the signature page of this registration statement)

Item 9.  Undertakings.

        1.   The Company hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
            Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on this 23rd day of September, 1999.

                              NOVAMED EYECARE, INC.

                              By:   /S/ STEPHEN J. WINJUM
                                    _________________________________________
                                    Stephen J. Winjum
                                    Chairman of the Board, President and
                                    Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Stephen J. Winjum and Ronald G. Eidell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 23, 1999.

       SIGNATURE                               TITLE                              DATE
       ---------                               -----                              ----
/S/ STEPHEN J. WINJUM        Chairman of the Board, President and Chief    September 23, 1999
--------------------------   Executive Officer (Principal Executive
    Stephen J. Winjum        Officer)

 /S/ RONALD G. EIDELL        Executive Vice President and Chief            September 23, 1999
--------------------------   Financial Officer (Principal Financial
     Ronald G. Eidell        Officer)

/S/ MARTIN A. KOEHLER
--------------------------   Vice President of Finance (Principal          September 23, 1999
    Martin A. Koehler        Accounting Officer)

/S/ STEVEN V. NAPOLITANO
--------------------------   Director                                      September 23, 1999
    Steven V. Napolitano

/S/ JOHN D. HUNKELER, M.D.
--------------------------   Director                                      September 23, 1999
    John D. Hunkeler, M.D.

 /S/ R. JUDD JESSUP
-----------------------------   Director*        September 23, 1999
     R. Judd Jessup

/S/ SCOTT H. KIRK, M.D.
-----------------------------   Director         September 23, 1999
    Scott H. Kirk, M.D.

 /S/ PETER C. WENDELL
-----------------------------   Director         September 23, 1999
     Peter C. Wendell

 /S/ JAMES B. TANANBAUM
-----------------------------   Director*        September 23, 1999
     James B. Tananbaum

/S/ DOUGLAS P. WILLIAMS, M.D.
-----------------------------   Director         September 23, 1999
    Douglas P. Williams, M.D.



_______________
* Member of the committee of the Company's Board of Directors charged with administering the employee benefit plans being registered pursuant to this Registration Statement.

                               INDEX TO EXHIBITS

                                                                                                         Sequential
Exhibits                                            Description                                           Page No.
---------- --------------------------------------------------------------------------------------------  -----------
 4.1        NovaMed Eyecare, Inc. 1999 Amended and Restated Stock Purchase Plan
 4.2        NovaMed Eyecare, Inc. Amended and Restated Stock Incentive Plan
 5          Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock being offered under the Plans
23.1        Consent of Arthur Andersen LLP
23.2        Consent of Katten Muchin & Zavis (contained in its opinion to be filed as Exhibit 5 hereto)
24          Power of Attorney (included on the signature page of this registration statement)

